UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2026 (the “Effective Date”), BioAtla, Inc. (the “Company”) entered into the Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), pursuant to which the Company has the right, but not the obligation, to sell to Yorkville up to $40.0 million of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such amount, the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, during the 36 months following the Effective Date (such shares, the “SEPA Shares”). Sales of the SEPA Shares to Yorkville and the timing of any such sales, if elected to be utilized by the Company at a future date, are at the Company’s option, and the Company is under no obligation to sell any SEPA Shares to Yorkville.

Each advance (each, a “SEPA Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, a “SEPA Advance Notice”) may be for a number of SEPA Shares up to such number of shares as is equal to 100% of the average daily trading volume of the Common Stock on the Principal Market (as defined in the SEPA) during the five consecutive trading days immediately preceding the SEPA Advance Notice. The Company may establish a minimum acceptable price in each SEPA Advance Notice below which the Company will not be obligated to make any sales to Yorkville pursuant to such notice. The SEPA Shares delivered by the Company will be purchased by Yorkville at a price equal to 97% of the lowest daily VWAP of the Common Stock on the Principal Market during the three consecutive trading days commencing on the date of the delivery of the SEPA Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the SEPA Advance Notice or there is no VWAP on the subject trading day.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the Effective Date or (ii) the date on which Yorkville shall have made payment of SEPA Advances pursuant to the SEPA for SEPA Shares equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding SEPA Advance Notices for which SEPA Shares are required to be issued and that the Company has paid all amounts owed to Yorkville pursuant to the SEPA. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

As consideration for Yorkville’s commitment to purchase the SEPA Shares, the Company agreed to pay to Yorkville a commitment fee of $500,000 (the “Commitment Fee”), which equals approximately 2% of the incremental increase from the commitment amount under the Prior SEPA (as defined below). The Commitment Fee was earned on the Effective Date. One-half of the Commitment Fee is payable within five days of the Effective Date and the remaining one-half is payable on or before December 31, 2026, in each case, at the Company’s election, either in cash or by the issuance to Yorkville of warrants (the “Commitment Fee Warrants”) exercisable for a number of shares of Common Stock (the “Commitment Shares”) equal to the applicable portion of the Commitment Fee divided by the average of the daily VWAPs of the Common Stock during the five trading days immediately prior to the Effective Date or December 31, 2026, as applicable. On October 16, 2026, the Company issued Commitment Fee Warrants to Yorkville exercisable for 182,110 Commitment Shares in payment of the first installment of the Commitment Fee.

The SEPA contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, and other obligations of the parties. The representations, warranties and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The SEPA Shares and the Commitment Fee Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the SEPA, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements for the resale by Yorkville of the SEPA Shares and the Commitment Shares, and the Company may not deliver any SEPA Advance Notice until such a registration statement has been declared effective.

The issuance of shares under the SEPA is subject to further limitations and conditions, including that Yorkville will not purchase any shares of Common Stock under the SEPA that would result in Yorkville and its affiliates beneficially owning more than 4.99% of the then-outstanding voting power or number of shares of Common Stock, and that no SEPA Advance may exceed the number of shares registered under the registration statement then in effect.

Tungsten Partners LLC d/b/a Tungsten Advisors (through its broker-dealer, Finalis Securities LLC) acted as the sole placement agent in connection with the SEPA.

The foregoing summaries of the SEPA and the Commitment Fee Warrants are qualified in their entirety by reference to the full texts of the SEPA and the form of Commitment Fee Warrants, which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Item 1.02. Termination of a Material Definitive Agreement.

On October 15, 2026, in connection with entering into the SEPA described in Item 1.01 of this Current Report, the Company terminated the Standby Equity Purchase Agreement, dated as of November 20, 2025 (the “Prior SEPA”), between the Company and Yorkville. Pursuant to the Prior SEPA, the Company had the right, but not the obligation, to sell to Yorkville up to $15.0 million of shares of Common Stock, subject to certain limitations and conditions set forth in the Prior SEPA. Prior to its termination, the Company sold an aggregate of 48,092 shares of Common Stock to Yorkville under the Prior SEPA for aggregate gross proceeds of approximately $0.4 million. At the time of termination, there were no outstanding advance notices for which shares of Common Stock had not yet been issued and (ii) the Company had paid all amounts owed to Yorkville under the Agreement. Other than the Prior SEPA, the SEPA described in Item 1.01 of this Current Report and the Pre-Paid Advance Agreement that the Company entered into with Yorkville on November 20, 2025, there is no material relationship between the Company or its affiliates and Yorkville. A copy of the Prior SEPA was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Commitment Fee Warrants.
10.1*	Standby Equity Purchase Agreement, dated as of October 15, 2026, between BioAtla, Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	October 19, 2026	By:	/s/ Christian Vasquez
Christian Vasquez Chief Financial Officer